SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2006
DELTA PETROLEUM CORPORATION

Exact name of Registrant as Specified in its Charter

Delaware State or Other Jurisdiction of Incorporation	0-16203 Commission File Number	84-1060803 IRS Employer Identification Number
Suite 4300
370 17th Street
Denver, Colorado, 80202

Address of Principal Executive Offices, Including Zip Code
(303) 293-9133

Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On December 4, 2006, the Board of Directors of Delta Petroleum, Inc. (the “Company”) approved the establishment of a new 2007 Performance and Equity Incentive Plan (the “Plan”) which will provide for the grant of equity incentives in the form of stock options, Restricted Stock, performance shares, cash awards and other stock-based performance awards to employees, officers, directors and consultants of the Company and its subsidiaries. The Plan will be subject to approval by the Company’s stockholders. The Board also approved performance share grants under the Plan to Roger A. Parker, the Company’s Chairman and Chief Executive Officer; John R. Wallace, the Company’s President and Chief Operating Officer; Kevin K. Nanke, the Company’s Treasurer and Chief Financial Officer; and Ted Freedman, the Company’s Executive Vice President, General Counsel and Secretary. These awards, which are also subject to stockholder approval, are separated into five tranches, and would vest based on achievement of escalating average minimum stock prices over a significant trading period. The stock prices applicable to the five tranches are $40.00, $50.00, $60.00, $75.00 and $90.00. Set forth below is a table of the share grants that will vest upon achievement of the relevant threshold.

	$40	$50	$60	$75	$90

Roger A. Parker	100,000	100,000	100,000	150,000	150,000
John R. Wallace	70,000	70,000	70,000	105,000	105,000
Kevin K. Nanke	40,000	40,000	40,000	60,000	60,000
Ted Freedman	40,000	40,000	40,000	60,000	60,000
     The grants provide for the lapse of the $75 and $90 tranches if the first tranche has not vested on or before March 31, 2008, and the lapse of the $50 and $60 tranches if the first tranche has not vested on or before March 31, 2009. They also provide for a minimum 365 day period between achievement of vesting thresholds, subject to acceleration of vesting on a change of control as discussed below.
     These executive grants will also provide for acceleration of the vesting of the grants in the event of a Change of Control at a price in excess of one or more of the stock price thresholds, with proportional vesting should a Change of Control occur at a price in excess of one threshold, but below the next threshold. Finally, the grants will lapse and be forfeited to the extent not vested prior to a termination of employment, and must vest, if at all, within 10 years of the date stockholder approval is received.
ITEM 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

10.1	2007 Performance and Equity Incentive Plan (to be filed upon completion)

10.2	Form of Restricted Stock Award Agreement (to be filed upon completion)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA PETROLEUM CORPORATION (Registrant)
Date: December 8, 2006	By:	/s/ Kevin K. Nanke
Kevin K. Nanke, Treasurer and
Chief Financial Officer

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